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                                                                   EXHIBIT 5.1

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
                                               LAW OFFICES

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

TIMOTHY B. MATZ                                 12TH FLOOR                                PATRICIA J. WOHL
STEPHEN M. EGE                            734 15TH STREET, N.W.                           DAVID K. TEEPLES
RAYMOND A. TIERNAN                        WASHINGTON, D.C. 20005                          DAVID MAX SELTZER
GERARD L. HAWKINS                                _______                                  ERIC M. MARION
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.                   TELEPHONE: (202) 347-0300                         _________________
JEFFREY A. KOEPPEL                      FACSIMILE: (202) 347-2172
PHILIP ROSS BEVAN                              WWW.EMTH.COM
HUGH T. WILKINSON                                                                         SENIOR COUNSEL
KEVIN M. HOULIHAN
KENNETH B. TABACH                                                                         W. MICHAEL HERRICK

                                                                                          OF COUNSEL

*NOT ADMITTED IN D.C.                                                                     ALLIN P. BAXTER
                                                                                          JACK I. ELIAS
                                                                                          SHERYL JONES ALU




                                             October 2, 2001
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Board of Directors
Heritage Bancshares, Inc.
102 West High Street
Terrell, Texas  75160

Gentlemen:

     We have acted as special counsel to Heritage Bancshares, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 502,550 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Heritage Savings Bank, ssb, Terrell, Texas (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion").

     In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion of the Bank ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Delaware which are in effect on the date hereof.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.




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Board of Directors
Heritage Bancshares, Inc.
October 2, 2001
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     We hereby consent to the filing of this opinion as an exhibit to the
Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                               Very truly yours,

                               ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                               By:   /s/ STEPHEN M. EGE
                                     -------------------------------
                                     Stephen M. Ege, a Partner